EXHIBIT 5.3


                           SIMPSON THACHER & BARTLETT
                              425 Lexington Avenue
                           New York, N.Y. 10017-3954
                                 (212) 455-2000
                            Facsimile (212) 455-2502


                                             February 7, 2001



PPL Corporation
Two North Ninth Street
Allentown, Pennsylvania  18101

Ladies and Gentlemen:

          We have acted as counsel to PPL Corporation, a Pennsylvania corporation (the "Company"), in connection with the Registration Statement on Form S-3 filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act") on January 29, 2001, as amended by Amendment No. 1 to the Registration Statement on Form S-3, proposed to be filed by the Company with the Commission under the Act on the date hereof (as amended, the "Registration Statement"), relating to the issuance by the Company of common stock of the Company par value $.01 per share (the "Common Shares") and preferred stock of the Company par value $.01 per share (the "Preferred Shares" and together with the Common Shares, the "Shares"), among other securities of the Company (together with the Shares, the "Securities"). The Securities may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the "Prospectus") and supplements to the Prospectus (the "Prospectus Supplements") and pursuant to Rule 415 under the Act for an aggregate initial offering price not to exceed $1,200,000,000.

          We have examined the Registration Statement and a form of the share certificate relating to the Common Shares and the Amended Articles of the Company which includes designation relating to the Preferred Shares, each of

PPL Corporation                         -2-                    February 7, 2001


which have been filed with the Commission as exhibits to the Registration Statement. We also have examined the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and have made such other and further investigations as we have deemed relevant and necessary in connection with the opinions expressed herein. As to questions of fact material to this opinion, we have relied upon certificates of public officials and of officers and representatives of the Company.

          In rendering the opinion set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents.

          Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that assuming (a) the taking by the Board of Directors of the Company of all necessary corporate action to authorize and approve the issuance of the Shares and (b) due issuance and delivery of the Shares, upon payment therefor in accordance with the applicable definitive underwriting agreement approved by the Board of Directors of the Company and upon compliance with applicable regulatory requirements, the Shares will be validly issued, fully paid and nonassessable.

          Insofar as the opinion expressed herein relates to or is dependent upon matters governed by the laws of the Commonwealth of Pennsylvania, we have relied upon the opinion of Michael A. McGrail dated the date hereof.

PPL Corporation                         -3-                    February 7, 2001


          We are members of the Bar of the State of New York, and we do not express any opinion herein concerning any law other than the law of the State of New York and, to the extent set forth herein, the law of the Commonwealth of Pennsylvania.

          We hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement and to the use of our name under the caption "Validity of the Securities and the Securities Guarantees" in the Prospectus included in the Registration Statement.

                                             Very truly yours,

                                             /s/ SIMPSON THACHER & BARTLETT

                                             SIMPSON THACHER & BARTLETT